EXHIBIT 10.1

                              AGREEMENT AND PLAN
                                      OF
                                REORGANIZATION


      AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") entered into as of this 24th day of February, 1997, by and among Hope E. Carter ("HEC"), Charles E. Carter ("CEC"), Jared E. Abbruzzese ("JEA"), Joseph H. Abbruzzese ("JHA"), Looscaunagh Investments L.L.C., a Delaware limited liability company ("Looscaunagh"), Glacier Capital L.L.C., a Delaware limited liability company ("Glacier"), Robert J. Miller and John E. Carter, solely in their capacities as co-Trustees to Irrevocable Trust For Descendants of Hope Elliot Carter, Dated November 12, 1993 (the "Carter Family Trust"), Joseph H. Abbruzzese and Sabino Rodriguez, III, solely in their capacities as co-Trustees to Jared E. and Sherrie G. Abbruzzese Trust, Dated November 15, 1993 (the "Abbruzzese Family Trust"), Bazaguma Limited Partnership, a Connecticut limited partnership ("Bazaguma"), Wave Investments, L.L.C., a Connecticut limited liability company ("Wave Investments"), Wave Air, Inc., a Delaware corporation ("Wave Air"), (HEC, CEC, Looscaunagh, Glacier and Carter Family Trust are sometimes referred to herein as the "Carter Family" and JEA, JHA, Abbruzzese Family Trust, Bazaguma, Wave Investments and Wave Air are sometimes referred to herein as the "Abbruzzese Family" and with the Carter Family, collectively the "Principal Parties"), and Cypress Capital L.L.C. ("Cypress"), Banyan Investments L.L.C. ("Banyan"), Haig Capital L.L.C. ("Haig"), The Corotoman Company, L.L.C. ("Corotoman"), each a Delaware limited liability company (Cypress, Banyan, Haig and Corotoman, collectively, the "Corotoman Group Companies").

                             W I T N E S S E T H:

      WHEREAS, the Carter Family and the Abbruzzese Family intend and desire to separate their respective direct and indirect business interests in the Corotoman Group Companies (the "Reorganization"); and

      WHEREAS, the Principal Parties desire to evidence their agreements with respect to the Reorganization in this Agreement;

      NOW, THEREFORE, THE PARTIES HEREBY AGREE to take the actions specified below and to make all reasonable efforts to conclude the Reorganization on the following principles, terms and conditions as soon as practicable:

                                   SECTION I

                          AGREEMENTS AND TRANSACTIONS

      .     GENERAL.  The Reorganization shall be comprised of a series of transactions intended to close simultaneously on the Closing Date (as defined below).

      .     TRANSACTIONS RELATING TO CYPRESS.

            .     OPERATING AGREEMENTS.  On or before the Closing Date, the
Carter Family members of Cypress and the Abbruzzese Family members of Cypress, as set forth on SCHEDULE A hereto, shall execute the existing Cypress Operating Agreement in the form attached as EXHIBIT A hereto.

            .     REDEMPTION.  On the Closing Date, Cypress shall fully redeem, and the Carter Family members of Cypress shall surrender, the interests of the Carter Family members in Cypress in exchange for the consideration specified on SCHEDULE A hereto.

      .      TRANSACTIONS RELATING TO BANYAN.

            .     OPERATING AGREEMENTS.  On or before the Closing Date, the
Carter Family members of Banyan and the Abbruzzese Family members of Banyan, as set forth on SCHEDULE B hereto, shall execute the existing Banyan Operating Agreement in the form attached as EXHIBIT B hereto.

            .     SATISFACTION OF DEBT.  On or before the Closing Date, Banyan shall transfer to Corotoman the assets listed on SCHEDULE B hereto, in full satisfaction of all outstanding debt to Corotoman related to the acquisition of such assets.

            .     REDEMPTION.  On the Closing Date, Banyan shall fully redeem, and the Carter Family members of Banyan shall surrender, the interests of the Carter Family members of Banyan in exchange for the consideration set forth on SCHEDULE B hereto.

      .     TRANSACTIONS RELATING TO HAIG.

            .     REDEMPTION.  On the Closing Date, Haig shall fully redeem, and the Carter Family members of Haig shall surrender, the interests of the Carter Family members of Haig as set forth on SCHEDULE C hereto, in exchange for the consideration set forth thereon.

            .     DISTRIBUTION TO COROTOMAN.  On or before the Closing Date,
Haig shall distribute to Corotoman the interests specified on SCHEDULE D hereto. On the Closing Date, Corotoman shall in turn distribute to the Carter Family members of Corotoman such interests, which shall include certain investment rights as set forth on SCHEDULE D, pursuant to SUBPARAGRAPH 5.C. below.

            .     TAX ALLOCATIONS.  The parties agree that the current
allocations of income and loss contained in the limited liability company agreement of Haig do not reflect the economic interests of the members of Haig in its income or loss for 1996 in light of this Agreement. Accordingly, the allocation provisions of such agreement shall be amended to provide that for 1996, the income or loss of Haig shall be
allocated as set forth on SCHEDULE H, or all of the members of Haig shall consent, on or prior to the Closing Date, to such allocation.

      .     TRANSACTIONS RELATING TO COROTOMAN.

            .     REDEMPTION.  On the Closing Date, Corotoman shall fully
redeem, and the Carter Family members of Corotoman shall surrender, the interests of the Carter Family members, as set forth on SCHEDULE E hereto, in exchange for certain investment interests and an assumption of certain liabilities as set forth below.

            .     CAI WIRELESS SYSTEMS, INC. STOCK.  On the Closing Date, in
one or more transfers, Corotoman shall, as part of the redemption pursuant to SUBPARAGRAPH 5.A. above, distribute pro rata to its members all of its shares of common stock of CAI Wireless Systems, Inc. ("CAI"). The allocation of specific share certificates shall be as provided on SCHEDULE F1 hereto.

            .     OTHER ASSETS.  On the Closing Date, Corotoman shall, as part of the redemption pursuant to SUBPARAGRAPH 5.A. above, distribute to the Carter Family members the assets set forth on SCHEDULE F2.

            .     LIABILITIES.  In connection with the redemption pursuant to
SUBPARAGRAPH 5.A. above:

                  .     MARGIN ACCOUNTS.  On the Closing Date, JEA shall assume
all obligations on the margin account(s) of Corotoman, or such accounts shall otherwise have been satisfied, as specified on SCHEDULE G hereto.

                  .     PAYABLES.  The payables and funding commitments of the
Corotoman Group Companies, shall remain the post-closing responsibility of the applicable Corotoman Group Companies, except that on or before the Closing Date, the Carter Family shall have made arrangements to pay thirty thousand dollars ($30,000) of legal fees to Day, Berry & Howard.

            .     TAX ALLOCATIONS.  The parties agree that the current
allocations of income and loss contained in the limited liability company agreements of Corotoman and Haig do not reflect the economic interests of the members of Corotoman and Haig in their income or loss for 1996 and 1997 viewed in light of this Agreement. Accordingly, the allocation provisions of such agreement shall be amended to provide that the income or loss of Corotoman for 1996 shall be allocated among its members as set forth on SCHEDULE H, or all of the members of Corotoman shall consent, on or prior to the Closing Date, to such allocation. For 1997, the Carter Family members shall be allocated no net income or loss from any of the Corotoman Group Companies.

      .     OTHER AGREEMENTS.

            .     CEC LETTER.  On the Closing Date, JEA shall execute the
letter with respect to CEC in the form attached as EXHIBIT C hereto (the "CEC Letter"). In the event that JEA, Corotoman or Haig is requested to provide a reference or similar such information in regard to CEC, JEA, Corotoman or Haig will confirm the statements contained in the CEC Letter, and JEA, Corotoman or Haig will confirm that CEC resigned his employment to pursue other business opportunities, but will not provide any further information or comments.

            .     INDEMNIFICATION OBLIGATIONS.  JEA hereby agrees to indemnify and hold harmless HEC from and against any losses, claims, demands, damages or liabilities of any kind as a named defendant in any claim or litigation involving securities law matters brought against Corotoman or CAI, including but not limited to: (i) the class action suit brought in the U.S. District Court, Northern District of New York by William Hughes, Michael Walsh and Irving Ravens against Corotoman, JEA, JHA, HEC, CAI and Alan Sonnenberg ("Sonnenberg"), Civil Action No. 96-CV-1857, (ii) the class action suit brought in the U.S. District Court, Northern District of New York by Joseph Germano against CAI, JEA, JHA, HEC and Corotoman, Civil Action No. 97-CV-0037 and (iii) the class action suit brought in the U.S. District Court, Northern District of New York by Burton Klein and John J. Lyons against CAI, JEA, JHA, HEC, Sonnenberg, Corotoman and John J. Prisco, Civil Action No. 97-CV-0088, but excluding any loss, claim, demand, damage or liability of HEC that is determined by final and non-appealable judgment of a court of competent jurisdiction to have resulted primarily from actions taken by HEC in bad faith or from HEC=s wilful misconduct, which actions are not currently known by JEA or his counsel. JEA shall have the right to undertake, through counsel of his own choosing and at his own expense, the settlement or defense thereof, and HEC shall cooperate with him in connection therewith; PROVIDED, HOWEVER, that HEC may participate in such settlement or defense through counsel chosen by HEC, provided that the fees and expenses of such counsel shall be borne by HEC.

            .     ACCESS TO RECORDS.  After the close of the transactions
contemplated herein, (i) the Abbruzzese Family shall have a right of reasonable access, in connection with any post-closing audit or litigation, to any and all records transferred to or retained by the Carter Family pursuant to SUBPARAGRAPH 4.D. of SECTION IV below; and (ii) the Carter Family shall have a right of reasonable access, in connection with any post-closing audit or litigation, to any and all records transferred to or retained by the Abbruzzese Family or the Corotoman Group Companies.

            .     CERTAIN CARTER FAMILY INVESTMENT RIGHTS.  JEA hereby agrees to undertake (or cause to be undertaken) the obligations set forth in SECTION 2 of SCHEDULE D hereto.

            .     CAI WIRELESS SYSTEMS, INC. STOCK.  From the date hereof
through the date ninety (90) days following the Closing Date, the Abbruzzese Family on the one hand, and the Carter Family, on the other hand, shall not be entitled to sell more than fifty-two percent (52%) and forty-eight percent (48%), respectively, of the aggregate number of shares of Common Stock of CAI eligible for sale by the account of Corotoman pursuant to Rule 144(e)(1) under the Securities Act of 1933, as amended, without the prior written consent of the other such party. From the date hereof through ninety (90) days following the Closing Date, JEA shall promptly cause CAI to notify HEC when the trading window is open for affiliates of CAI.

            .     CHARITABLE OBLIGATIONS.  The obligations of The Corotoman
Foundation, Inc. shall have been cancelled prior to the Closing Date.


                                  SECTION II

                        REPRESENTATIONS AND WARRANTIES

      .     GENERAL.  Each party hereby represents and warrants to each of the other parties as of the Closing Date as follows:

            .     AUTHORITY.  Such party has full power and authority to enter into this Agreement and the other documents contemplated hereby and to perform such party=s obligations hereunder and thereunder.

            .     VALID EXECUTION AND DELIVERY.  This Agreement has been, and the other documents contemplated hereby required to be delivered by such party will be, duly and validly executed and delivered by such party.

            .     LEGAL, VALID AND BINDING OBLIGATION.  This Agreement
constitutes, and the documents contemplated hereby required to be delivered by such party when executed and delivered will constitute, the legal, valid and binding obligations of such party, enforceable against such party in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium and other laws affecting creditors= rights generally from time to time in effect and to general equitable principles.

      .     CERTAIN PARTIES.   As of the Closing Date, each of the entities
transferring assets or property in connection with the Reorganization hereby represents and warrants to each of the parties receiving assets or property, whether directly or through another party, as follows:

            .     CONSENTS.  Other than as set forth on SCHEDULE I hereto, the execution, delivery and performance of this Agreement by such party and the other documents contemplated hereby do not require the approval or consent of any third party.

            .     GOOD TITLE.  Other than as set forth on SCHEDULE J hereto, such party has, and will transfer on the Closing Date, good title to any and all stock or investment interests to be transferred by, or redeemed from, such party as a result of this Agreement, free and clear of all liens, charges, pledges, claims, agreements and encumbrances of any kind.

      . NO REPRESENTATION. Each party agrees and acknowledges that none of the other parties, nor any of their respective directors, officers, employees, members or agents, nor any of their respective counsel or representatives makes any representation as to (i) the value of any stock or investment interests and related rights transferred or redeemed as a result of this Agreement, or (ii) the operations of any of the investments of any Corotoman Group Company in the companies listed on SCHEDULE K hereto.

      .     REPRESENTATIONS OF JEA.  JEA hereby represents and warrants to the
Carter Family as of the Closing Date as follows:

            .     FINANCIAL STATEMENTS.  The Corotoman Group Companies have
provided to the Carter Family true and complete copies of the unaudited financial statements of such entities for the preceding three (3) years and unaudited interim financial statements (the "Financial Statements") through the date hereof which are in accordance with the books and records of such entities, are consistent with past practice (other than showing cash versus accruals) and, taken as a whole, present fairly the financial condition and results of operation and cash flows as of the dates and for the periods set forth therein.

            .     LIABILITIES.  The Corotoman Group Companies have, except as disclosed on SCHEDULES F1, G and J hereto or otherwise described to the Carter Family in writing, only the liabilities disclosed on the Financial Statements and have no other material liabilities, actual or contingent, of any kind or nature whatsoever, other than liabilities arising in the ordinary course of business. Except as set forth in PARAGRAPHS 2, 4, 5 AND 6 of SCHEDULE J with respect to HEC, no such liabilities are assessable to HEC, or CEC, as individual members of the Carter Family.

            .     COROTOMAN TAX RETURNS; TAXES.  Corotoman has filed all tax returns that it was required to file through the date hereof. All such tax returns were correct and complete in all respects. All taxes owed by Corotoman (whether or not shown on any tax return) have been timely paid. Corotoman is not currently the beneficiary of any extension of time within which to file any tax return. Corotoman has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, member or other third party.

            .     CAI STOCK SALES.  Corotoman has provided to the Carter Family a true and complete record of all sales of CAI common stock held in its name from its inception through the date hereof.

            .     ACCURACY OF INFORMATION.  Except as otherwise disclosed to the Carter Family, no statement made by JEA or any of the Corotoman Group Companies, including in any schedule or exhibit attached hereto, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, taken as a whole, not misleading.

            .     NO TRANSACTIONS CONTEMPLATED.  None of JEA, Corotoman,
Banyan, Cypress or Haig is currently participating in any transaction for the sale, gift, disposition or transfer of any of its assets, except in the ordinary course of business, nor does there exist any binding agreement for the same.

            .     TRANSACTIONS WITH AFFILIATES.  JEA and the Corotoman Group
Companies have disclosed to the Carter Family all current and pre-existing transactions of each of the Corotoman Group Companies with their respective Affiliates. For purposes of this Agreement, "Affiliate" means, with respect to any Corotoman Group Company, a person, partnership, joint venture, association, corporation, limited liability company, trust or other entity that directly controls, is controlled by or is under common control with such Corotoman Group Company.

            .     CAPITALIZATION.  To the best of JEA=s knowledge, based on
reasonable investigation, (i) the capitalization of each of the investment interests distributed to the Carter Family pursuant to this Agreement is as set forth on SCHEDULE K, and (ii) the current capital structure of each of the Corotoman Group Companies, Wave Air, Aquatic Development Group, Inc. ("ADG"), Haig Partners (I) L.L.C., Crest Partners (I) LLC ("Crest Partners"), Crest Funding Partners, L.P. ("Crest Funding"), Crest International Holdings LLC ("Crest International"), Crest Participating Pool LLC ("Participating Pool"), The CableShoppe, Inc. ("CableShoppe"), Corgast, L.L.P. ("Corgast") and TelQuest Systems, Inc. is as set forth on SCHEDULE K.


                                  SECTION III

                                CONFIDENTIALITY

      Each party hereto agrees that such party shall, prior to and after the Closing Date, maintain the Confidential Information (as defined below) of each other party hereto in confidence and shall not disclose, nor cause to be disclosed, to any third party any Confidential Information of any other party without the prior written consent of such party, except disclosure may be made to the counsel, accountants and professional advisors of a party, provided they have been informed of the confidential nature of the proprietary information and have agreed to treat it as confidential and except as may be required pursuant to a valid court order or subpoena, by federal, state or local tax authorities, to comply with applicable federal and state securities laws or to enforce the provisions hereof. Each party will also take reasonable precautions to prevent the inadvertent exposure of Confidential Information to unauthorized persons or entities. As used herein, "Confidential Information" shall mean (i) for all parties hereto, EXHIBITS A, B and D of, and SCHEDULES D, F1, G, H and J to this Agreement and any information regarding Celerity Partners I, L.P., (ii) for the Abbruzzese Family and the Corotoman Group Companies, any information regarding Crest International, Crest Partners, Crest Funding, Participating Pool, CableShoppe, ADG, or Corgast and any personal financial information regarding JEA, and (iii) for the Carter Family, any information regarding Horus Therapeutics, Inc., British American, LLC or Laurel Lake, L.L.C., SCHEDULE F2 and any personal financial information regarding HEC or CEC. Each party hereto further agrees to recognize any outstanding or future confidentiality obligations with regard to Wave International, Inc. and Wave Transnational, L.L.C. "Confidential Information" shall not include information that (w) has become generally known to the public without breach of any obligation of confidentiality of any party hereto or any third party; (x) is communicated to a third party with the express written consent of the disclosing party; (y) is communicated to a party with respect to a business they will keep; or (z) was independently developed by a party or was acquired by such party from a third party (except if developed or acquired in such party=s fiduciary representative capacity in connection with any other party).


                                  SECTION IV

                                    CLOSING

      .      RELEASE.  Each party hereto agrees to execute and exchange, on the
Closing Date, mutually satisfactory general releases, in the form attached as EXHIBIT D hereto (the "Release"), in favor of all parties, and all directors, officers, employees and members of the parties; PROVIDED, HOWEVER, that nothing contained in this Agreement or in any document referred to herein or executed in connection with the transactions contemplated hereby (including, without limitation, the Release) shall release, remise, compromise, waive or discharge or be deemed to constitute a release, discharge, waiver or compromise by any party of, or otherwise impact or affect in any way, any claim which any party ever had, now has or may have against any attorneys or legal representatives in connection with services rendered in such capacity to any of the parties hereto.

      .     TIME AND PLACE.  The closing of the transactions contemplated hereby shall occur on the date hereof (the "Closing Date"), and shall take place at the offices of Day, Berry & Howard, or at such other place and such other time as the parties may mutually agree.

      .     CONDITIONS TO CLOSING.  The parties shall be obligated to
consummate each of the transactions contemplated by this Agreement, subject to the following conditions with respect to each such transaction; PROVIDED, HOWEVER, that the failure of a party to satisfy the respective conditions set forth below shall not relieve such party from its obligation to consummate the transactions contemplated by this Agreement:

            .     Obtaining the required consents or approvals set forth, or required to be set forth, on SCHEDULE I hereto;

            .     The execution and delivery by applicable third parties of all other documents contemplated hereby as set forth on SCHEDULE L hereto;

            .     The performance and compliance by the parties with all
agreements and conditions contained in this Agreement required to be performed or complied with by them prior to or on the Closing Date; and

            .     The representations and warranties in SECTION II of this
Agreement of each of the parties shall be true and correct on the Closing Date.

      .     CLOSING DELIVERIES.  The applicable parties shall deliver the following at the closing of the transactions contemplated by this Agreement:

            .     The execution and delivery of the Cypress Operating
Agreement, the Banyan Operating Agreement and the mutual Releases, each in the form attached as an exhibit hereto.

            .     The resignation of HEC, CEC and any other Carter family
member from any office in any of the Corotoman Group Companies;

            .     The execution and delivery of all other documents
contemplated hereby as set forth on SCHEDULE L hereto;

            .     The transfer of all books, records and files relating to all investment interests distributed to any member of the Carter Family; and

            .     The balance sheet of Corotoman as of the Closing Date, a copy of which is attached hereto as EXHIBIT E.


                                   SECTION V

                                 MISCELLANEOUS

      .     NOTICES.  Any notices necessary or required hereunder shall be in writing and shall be given to the parties by hand, by nationally recognized overnight courier service, by Express, registered or certified mail, postage prepaid, return receipt requested, at the addresses set forth below or by facsimile.

      If to HEC or Looscaunagh:

                        492 Mariomi Road
                        New Canaan, Connecticut 06840
                        Fax No.: 203-966-4365

      If to CEC or Glacier:

                        3 Carriage Hill Drive
                        Latham, New York 12110
                        Fax No.: 518-783-0805


      If to JEA or Bazaguma:

                        59 Old Niskayuna Road
                        Loudonville, New York 12211
                        Fax No.: 518-436-6755

      If to JHA:
                        c/o Hill Street Cafe
                        180 Madison Avenue
                        Albany, New York 12202

      If to Wave Investments, Wave Air or the Corotoman Group Companies:

                        18 Corporate Woods Boulevard, Third Floor
                        Albany, New York 12211
                        Fax No.: 518-465-1998

      If to the Carter Family Trust:

                        c/o Day, Berry & Howard
                        One Canterbury Green
                        Stamford, Connecticut 06901
                        Fax No.: 203-977-7301
                        Attn: Robert J. Miller, Esq.

                        John E. Carter
                        c/o Newport Partners
                        405 North Reo Street, Suite 160
                        Tampa, Florida 33609
                        Fax No.: 813-287-0397

       If to the Abbruzzese Family Trust:

                        c/o Day, Berry & Howard
                        One Canterbury Green
                        Stamford, Connecticut 06901
                        Fax No.: 203-977-7301
                        Attn: Sabino Rodriguez, III, Esq.

      Any notice to HEC, CEC, Glacier, Looscaunagh or the Carter Family Trust shall be copied to:

                        Hale and Dorr LLP
                        60 State Street, 31st Floor
                        Boston, Massachusetts 02109
                        Fax No.: 617-526-5000
                        Attn: Jeffrey N. Carp, Esq.

      Any notice to HEC, Looscaunagh or the Carter Family Trust shall also be copied to:

                        Charles E. Carter
                        3 Carriage Hill Drive
                        Latham, New York 12110
                        Fax No.: 518-783-0805

      Any notice to JEA, JHA, Bazaguma, Wave Investments, the Abbruzzese Family Trust or Wave Air shall be copied to:

                        Debevoise & Plimpton
                        875 Third Avenue
                        New York, New York 10022
                        Fax No.: 212-909-6836
                        Attn: Steven Ostner, Esq.

      Any notice to the Corotoman Group Companies shall be copied to:

                        Day, Berry & Howard
                        One Canterbury Green
                        Stamford, Connecticut 06901
                        Fax No.: 203-977-7301
                        Attn: Sabino Rodriguez, III, Esq.

      Notices shall be deemed to have been received upon the date of delivery, if delivered by hand; one (1) day following the date of deposit with any nationally recognized overnight courier service or with the U.S. Postal Service as Express mail; three (3) days following the date of deposit with the U.S. Postal Service as registered or certified mail, postage prepaid; and when confirmed in writing, if delivered by facsimile, whether by manual or electronic re-transmission receipt, by the party for whom transmission is intended. Any party may change its notice address by written notice to the other parties.
      .     SURVIVAL.  The representations and warranties set forth in SECTION
II hereof shall expire upon the closing of the Reorganization and each party agrees that it shall not bring any action, suit, proceeding or claim based upon or in respect of any such representation or warranty.

      .     FURTHER ASSURANCES; ADDITIONAL DOCUMENTS.  The parties shall take such action and shall execute, or cause to be executed, such additional documents before, on or after the applicable Closing Date, including without limitation those documents set forth on SCHEDULE L hereto, as may be necessary or desirable to effectuate the terms of this Agreement or to otherwise evidence the transactions contemplated hereby.

      .     INTENTION TO BE BINDING.  This Agreement is intended to be a legal and valid agreement, binding upon the parties in accordance with its terms.

      .     BINDING EFFECT.  This Agreement shall be binding upon and inure to the benefit of the parties, any members, stockholders, directors thereof, and their respective heirs, executors, administrators, successors and assigns.

      .     COUNTERPARTS.  This Agreement may be executed in one (1) or more counterparts, each of which need not contain the signatures of all of the parties, but all of which taken together shall constitute one agreement.

      .     GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without regard to conflicts of law rules.

      .     AMENDMENT.  This Agreement may be changed, modified or amended from time to time only in a writing signed by the parties.

      .     WAIVER.  No waiver of any provision of this Agreement or any breach hereunder shall be deemed a waiver of any other provision or subsequent breach, nor shall any such waiver constitute a continuing waiver. A waiver shall be effective only if in writing and signed by the waiving party.

      .     GENDER.  All nouns, pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

      .     ENTIRE AGREEMENT.  This Agreement, together with all Schedules hereto and all other documents contemplated hereby, constitute the entire agreement between the parties relating to the subject matter hereof and supersede all prior and contemporaneous oral and written understandings between the parties.

      .     SEVERABILITY.  If any part of this Agreement, or the application thereof to any person or circumstance, is held for any reason invalid or unenforceable by a court of competent jurisdiction, it shall be deemed severable, and the validity of the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby.

      .     LEGAL FEES.  Except as provided in SUBPARAGRAPH 5.D.II. of SECTION
I above, the Principal Parties shall pay their own fees and expenses, including all fees of counsel or other advisors in connection with the Reorganization. None of the Principal Parties shall be entitled to reimbursement from any of the Corotoman Group Companies for any such fees or expenses, including without limitation any fees or expenses incurred in connection with the negotiation or execution of this Agreement or any due diligence or other costs related to or arising out of the Reorganization contemplated hereby. Without limiting the generality of the foregoing, the Carter Family shall not be responsible for any fees to Day, Berry & Howard in excess of thirty thousand dollars ($30,000), as set forth in SECTION I, SUBPARAGRAPH 5.D.II. above.


                  [BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first above written.


                              /s/
                              Hope E. Carter

                              /s/
                              Charles E. Carter


                              /s/
                              Jared E. Abbruzzese


                              /s/
                              Joseph H. Abbruzzese


                              LOOSCAUNAGH INVESTMENTS L.L.C.


                              By:   /S/
                                    Charles E. Carter
                                    An Authorized Member


                              GLACIER CAPITAL L.L.C.


                              By:   /S/
                                    Charles E. Carter
                                    An Authorized Member


                              JARED E. AND SHERRIE G. ABBRUZZESE TRUST,
                              DATED NOVEMBER 15, 1993


                              By:   /S/
                                    Sabino Rodriguez, III, as co-Trustee


                              By:   /S/
                                    Joseph H. Abbruzzese, as co-Trustee

                              BAZAGUMA LIMITED PARTNERSHIP

                              By:   Niskayuna Management, Inc.
                                       Its General Partner


                              By:   /S/
                                    Sherrie G. Abbruzzese
                                    President


                              WAVE INVESTMENTS, L.L.C.


                              By:   /S/
                                    Jared E. Abbruzzese
                                    Its Managing Member


                              WAVE AIR, INC.


                              By:   /S/
                                    Jared E. Abbruzzese
                                    President


                              THE COROTOMAN COMPANY, L.L.C.; CYPRESS CAPITAL L.L.C.; BANYAN INVESTMENTS L.L.C..


                              By:   /S/
                                    Jared E. Abbruzzese
                                    Their Managing Member


                              HAIG CAPITAL L.L.C.

                              By: The Corotoman Company, L.L.C.
                                     Its Managing Member


                              By:   /S/
                                    Jared E. Abbruzzese
                                    An Authorized Member

                              IRREVOCABLE TRUST FOR DESCENDANTS OF HOPE ELLIOT CARTER, DATED NOVEMBER 12, 1993

                              By:   /S/
                                    Robert J. Miller, as co-Trustee


                              By:   /S/
                                    John E. Carter, as co-Trustee